The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated July 28, 2022

PRELIMINARY PRICING SUPPLEMENT No. K2135

(To the Underlying Supplement dated June 18, 2020,

Product Supplement No. WF-I dated July 27, 2022,

Prospectus Supplement dated June 18, 2020 and

Prospectus dated June 18, 2020)

Equity Index Linked Securities

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-238458-02 July 28, 2022
Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the S&P 500® Index due March 4, 2024

■  Linked to the S&P 500® Index (the “Index”)

■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the Index from the starting level to the ending level. The maturity payment amount will reflect the following terms:

■  If the level of the Index increases, you will receive the face amount plus a positive return equal to 125% of the percentage increase in the level of the Index from the starting level, subject to a maximum return at maturity of at least 20.50% (to be determined on the pricing date) of the face amount. As a result of the maximum return, the maximum maturity payment amount will be at least $1,205

■  If the level of the Index decreases but the decrease is not more than the buffer amount of 10%, you will receive the face amount

■  If the level of the Index decreases by more than the buffer amount, you will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the level of the Index in excess of the buffer amount

■  Investors may lose up to 90% of the face amount

■  All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment

■  No periodic interest payments or dividends

■  No exchange listing; you should be willing and able to hold your securities to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-7 in this pricing supplement and “Risk Factors” beginning on page PS-4 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Issuer
Per Security	$1,000.00	$24.75	$975.25
Total
(1)	Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive an agent discount of up to $24.75 per security. The agent may resell the securities to other securities dealers at the original offering price less a concession not in excess of $15 per security. Such securities dealers may include those using the trade name Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. See “Supplemental Plan of Distribution” in this pricing supplement for further information.
(2)	Credit Suisse may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Credit Suisse AG (“Credit Suisse”) currently estimates the value of each $1,000 face amount of the securities on the pricing date will be between $930.00 and $970.00 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). This range of estimated values reflects terms that are not yet fixed. A single estimated value reflecting final terms will be determined on the pricing date. See “Selected Risk Considerations” in this pricing supplement.

The securities are unsecured obligations of Credit Suisse, and all payments on the securities are subject to the credit risk of Credit Suisse.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the S&P 500® Index due March 4, 2024

Terms of the Securities

Market Measure:	S&P 500® Index (the “Index”)
Pricing Date*:	August 30, 2022
Issue Date*:	September 2, 2022
Original Offering Price:	$1,000 per security
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•   if the ending level is greater than the starting level: $1,000 plus the lesser of:

(i)       , and

(ii)       the maximum return;

•   if the ending level is less than or equal to the starting level, but greater than or equal to the threshold level: $1,000; or

•   if the ending level is less than the threshold level:

If the ending level is less than the threshold level, you will have 1-to-1 downside exposure to the decrease in the level of the Index in excess of the buffer amount and will lose some, and possibly up to 90%, of the face amount of your securities at maturity.

All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment.

Stated Maturity Date*:	March 4, 2024, subject to postponement. The securities are not subject to redemption by Credit Suisse or repayment at the option of any holder of the securities prior to the stated maturity date.
Calculation Day*:	February 26, 2024, subject to postponement.
Starting Level:

, which is the closing level of the Index on the pricing date.

In the event that the closing level is not available on the pricing date, the starting level will be determined on the immediately following trading day on which a closing level is available.

Closing Level:	Closing level has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.
Ending Level:	The “ending level” will be the closing level of the Index on the calculation day.
Maximum Return:	The “maximum return” will be determined on the pricing date and will be at least 20.50% of the face amount per security (at least $205 per security, to be determined on the pricing date). As a result of the maximum return, the maximum maturity payment amount will be at least $1,205 per security.
Threshold Level:	, which is equal to 90% of the starting level.
Buffer Amount:	10%
Upside Participation Rate:	125%

PRS-2

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the S&P 500® Index due March 4, 2024

Index Return:	The "index return" is the percentage change from the starting level to the ending level, measured as follows:
Market Disruption Events and Postponement Provisions:

The calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the calculation day and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to a Single Market Measure” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	Credit Suisse International
No Listing:	The securities will not be listed on any securities exchange or automated quotation system
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations” herein.
Supplemental Plan of Distribution:

Under the terms of the distributor accession confirmation with WFS dated as of August 1, 2016, WFS will act as agent for the securities and will receive an agent discount of up to $24.75 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $15 per security. Such securities dealers may include WFA. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, Credit Suisse may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	22553QES2

________________________

 *To the extent that we make any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-3

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the S&P 500® Index due March 4, 2024

Additional Information about the Issuer and the Securities

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer on the date the securities are priced. We reserve the right to change the terms of, or reject any offer to purchase the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this pricing supplement together with the underlying supplement dated June 18, 2020, the product supplement dated July 27, 2022, the prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying Supplement dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011950/dp130454_424b2-eus.htm

•	Product Supplement No. WF-I dated July 27, 2022:

https://www.sec.gov/Archives/edgar/data/1053092/000095010322013067/dp177600_424b2-wfi.htm

•	Prospectus Supplement and Prospectus dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in the accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

PRS-4

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the S&P 500® Index due March 4, 2024

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

■	seek 125% leveraged exposure to the upside performance of the Index if the ending level is greater than the starting level, subject to the maximum return at maturity of at least 20.50% (to be determined on the pricing date) of the face amount;

■	desire to limit downside exposure to the Index through the buffer amount;

■	are willing to accept the risk that, if the ending level is less than the starting level by more than the buffer amount, they will lose some, and possibly up to 90%, of the face amount per security at maturity;

■	are willing to forgo interest payments on the securities and dividends on the securities included in the Index; and

■	are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

■	are unwilling to accept the risk that the ending level of the Index may decrease from the starting level by more than the buffer amount;

■	seek uncapped exposure to the upside performance of the Index;

■	seek full return of the face amount of the securities at stated maturity;

■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

■	seek current income;

■	are unwilling to accept the risk of exposure to the Index;

■	seek exposure to the Index but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;

■	are unwilling to accept the credit risk of Credit Suisse to obtain exposure to the Index generally, or to the exposure to the Index that the securities provide specifically; or

■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Index, please see the section titled “The S&P 500® Index” below.

PRS-5

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the S&P 500® Index due March 4, 2024

Determining Maturity Payment Amount

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

PRS-6

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the S&P 500® Index due March 4, 2024

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. An investment in the securities involves significant risks. This section describes material risks relating to an investment in the securities.

Risks Relating to the Securities Generally

If The Ending Level Is Less Than The Threshold Level, You Will Lose Some, And Possibly Up To 90%, Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending level of the Index relative to the starting level and the other terms of the securities. Because the level of the Index will be subject to market fluctuations, the maturity payment amount may be more or less, and possibly significantly less, than the face amount of your securities.

If the ending level is less than the threshold level, the maturity payment amount will be less than the face amount and you will have 1-to-1 downside exposure to the decrease in the level of the Index in excess of the buffer amount, resulting in a loss of 1% of the face amount for every 1% decline in the Index in excess of the buffer amount. The threshold level is 90% of the starting level. As a result, if the ending level is less than the threshold level, you will lose some, and possibly up to 90%, of the face amount per security at maturity. This is the case even if the level of the Index is greater than or equal to the starting level or the threshold level at certain times during the term of the securities.

Even if the ending level is greater than the starting level, the maturity payment amount may only be slightly greater than the face amount, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of ours or another issuer with a similar credit rating with the same stated maturity date.

The Securities Are Subject To The Credit Risk Of Credit Suisse.

Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

No Periodic Interest Will Be Paid On The Securities.

We will not pay interest on the securities. You may receive less at maturity than you could have earned on ordinary interest bearing debt securities with similar maturities, including other of our debt securities, since the maturity payment amount is based on the appreciation or depreciation of the Index.

Regardless Of The Amount Of Any Payment You Receive On The Securities, Your Actual Yield May Be Different In Real Value Terms.

Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

Your Return Will Be Limited To The Maximum Return And May Be Lower Than The Return On A Direct Investment In The Index.

The opportunity to participate in the possible increases in the level of the Index through an investment in the securities will be limited because any positive return on the securities will not exceed the maximum return. Therefore, your return on the securities may be lower than the return on a direct investment in the Index. Furthermore, the effect of the upside participation rate will be progressively reduced for all ending levels exceeding the ending level at which the maximum return is reached.

PRS-7

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the S&P 500® Index due March 4, 2024

The Starting Level May Be Determined On A Date Later Than The Pricing Date.

The starting level may be determined after the pricing date. In the event that the closing level of the Index is not available on the pricing date, the starting level will be determined on the immediately following trading day on which a closing level of the Index is available. Under these circumstances, you will not know the starting level until a date later than the pricing date.

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The calculation day will be postponed if the originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the calculation day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the calculation day as postponed.

The Probability That The Ending Level Will Be Less Than The Threshold Level Will Depend On The Volatility Of The Index.

“Volatility” refers to the frequency and magnitude of changes in the level of the Index. The greater the expected volatility with respect to the Index on the pricing date, the higher the expectation as of the pricing date that the ending level could be less than the threshold level, indicating a higher expected risk of loss on the securities. The terms of the securities are set, in part, based on expectations about the volatility of the Index as of the pricing date. The volatility of the Index can change significantly over the term of the securities. The level of the Index could fall sharply, which could result in a loss of a significant portion of the face amount of the securities. You should be willing to accept the downside market risk of the Index and the potential to lose a significant portion of the face amount per security at maturity.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are treated as “open transactions.” If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Risks Relating to the Index

The Maturity Payment Amount Will Depend Upon The Performance Of The Index And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Securities Is Not The Same As Investing In The Index. Investing in the securities is not equivalent to investing in the Index. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities included in the Index for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the securities included in the Index would have.

•	Historical Levels Of The Index Should Not Be Taken As An Indication Of The Future Performance Of The Index During The Term Of The Securities.

•	Changes That Affect The Index May Adversely Affect The Value Of The Securities And The Maturity Payment Amount.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index.

•	We And Our Affiliates Have No Affiliation With The Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

Government Regulatory Action, Including Legislative Acts And Executive Orders, Could Result In Material Changes To The Index And Could Negatively Affect Your Return On The Securities.

Government regulatory action, including legislative acts and executive orders, could materially affect the Index. For example, in response to recent executive orders, stocks of companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus may be delisted from a U.S. exchange, removed as a component in indices or exchange traded funds, or transactions in, or holdings of, securities with exposure to such stocks may otherwise become prohibited under U.S. law. If government regulatory action results in such consequences, there may be a material and negative effect on the securities.

PRS-8

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the S&P 500® Index due March 4, 2024

Risks Relating to the Issuer

Credit Suisse Is Subject To Swiss Regulation.

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (“FINMA”) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

Risks Relating to Conflicts of Interest

Hedging And Trading Activity Could Adversely Affect Our Payment To You At Maturity.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may carry out hedging activities related to the securities, including in instruments related to the Index. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may also trade instruments related to the Index from time to time. Any of these hedging or trading activities on or prior to the pricing date and during the term of the securities could adversely affect our payment to you at maturity.

Our Economic Interests Are Potentially Adverse To Your Interests.

We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

Unpredictable Economic And Market Factors Will Affect The Value Of The Securities.

The payout on the securities can be replicated using a combination of the components described in “The Estimated Value Of The Securities On The Pricing Date May Be Less Than The Original Offering Price.” Therefore, in addition to the closing level of the Index, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general, such as:

o	the expected and actual volatility of the Index;

o	the time to maturity of the securities;

o	the dividend rate on the equity securities included in the Index;

o	interest and yield rates in the market generally;

o	investors’ expectations with respect to the rate of inflation;

o	geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the components included in the Index or markets generally and which may affect the level of the Index; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

The Estimated Value Of The Securities On The Pricing Date May Be Less Than The Original Offering Price.

The initial estimated value of your securities on the pricing date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original offering price. The original offering price of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne

PRS-9

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the S&P 500® Index due March 4, 2024

by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the pricing date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using proprietary pricing models dependent on inputs such as volatility, correlation, dividend rates, interest rates and other factors, including assumptions about future market events and/or environments. These inputs may be market-observable or may be based on assumptions made by us in our discretionary judgment As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

If On The Pricing Date The Internal Funding Rate We Use In Structuring Notes Such As These Securities Is Lower Than The Interest Rate That Is Reflected In The Yield On Our Conventional Debt Securities Of Similar Maturity In The Secondary Market (Our “Secondary Market Credit Spreads”), We Expect That The Economic Terms Of The Securities Will Generally Be Less Favorable To You Than They Would Have Been If Our Secondary Market Credit Spread Had Been Used In Structuring The Securities.

The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the pricing date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market” below.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

If Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) bid for your securities in secondary market transactions, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the original offering price and the estimated value of the securities on the pricing date. Neither Credit Suisse (or any of its affiliates) nor WFS (or any of its affiliates) is obligated to make a secondary market. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which Credit Suisse or WFS would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models, the related inputs and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your securities could be less favorable than what other dealers might bid because, assuming all else equal, we use the higher internal funding rate to price the securities and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the pricing date, the secondary market price of your securities will be lower than the original offering price because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the original offering price, and that higher price may also be initially used for account statements or otherwise. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

PRS-10

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the S&P 500® Index due March 4, 2024

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although we or our affiliates may purchase the securities from holders, we are not obligated to do so and we are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which we are willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

PRS-11

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the S&P 500® Index due March 4, 2024

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the maturity payment amount for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting level or threshold level. The hypothetical starting level of 100.00 has been chosen for illustrative purposes only and does not represent the actual starting level. The actual starting level and threshold level will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Index, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the securities, the actual ending level and whether you hold your securities to maturity.

Upside Participation Rate:	125.00%
Hypothetical Maximum Return:	20.50% or $205.00 per security (the lowest possible maximum return that may be determined on the pricing date)
Hypothetical Starting Level:	100.00
Hypothetical Threshold Level:	90.00 (90% of the hypothetical starting level)
Buffer Amount:	10%

Hypothetical Payout Profile

PRS-12

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the S&P 500® Index due March 4, 2024

Hypothetical Returns

Hypothetical ending level	Hypothetical index return(1)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(2)
200.00	100.00%	$1,205.00	20.50%
175.00	75.00%	$1,205.00	20.50%
150.00	50.00%	$1,205.00	20.50%
140.00	40.00%	$1,205.00	20.50%
130.00	30.00%	$1,205.00	20.50%
120.00	20.00%	$1,205.00	20.50%
116.40	16.40%	$1,205.00	20.50%
110.00	10.00%	$1,122.50	12.25%
105.00	5.00%	$1,062.50	6.25%
100.00	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
89.00	-11.00%	$990.00	-1.00%
80.00	-20.00%	$900.00	-10.00%
70.00	-30.00%	$800.00	-20.00%
60.00	-40.00%	$700.00	-30.00%
50.00	-50.00%	$600.00	-40.00%
25.00	-75.00%	$350.00	-65.00%
0.00	-100.00%	$100.00	-90.00%

(1)	The index return is equal to the percentage change from the starting level to the ending level (i.e., the ending level minus starting level, divided by starting level).

(2)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

PRS-13

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the S&P 500® Index due March 4, 2024

Hypothetical Examples

Example 1. The level of the Index increases by 5% from the starting level to the ending level. The maturity payment amount is greater than the face amount and reflects a return that is less than the maximum return:

S&P 500® Index
Hypothetical starting level:	100.00
Hypothetical ending level:	105.00
Hypothetical threshold level:	90.00
Hypothetical index return (ending level – starting level)/starting level:	5.00%

Because the hypothetical ending level is greater than the hypothetical starting level, the maturity payment amount per security would be equal to the face amount of $1,000 plus a positive return equal to the lesser of:

(i)       $1,000 × index return × upside participation rate

$1,000 × 5.00% × 125.00%

= $62.50; and

(ii)       the maximum return of $205.00

On the stated maturity date you would receive $1,062.50 per security.

Example 2. The level of the Index increases by 50% from the starting level to the ending level. The maturity payment amount is greater than the face amount and reflects a return equal to the maximum return:

S&P 500® Index
Hypothetical starting level:	100.00
Hypothetical ending level:	150.00
Hypothetical threshold level:	90.00
Hypothetical index return (ending level – starting level)/starting level:	50.00%

Because the hypothetical ending level is greater than the hypothetical starting level, the maturity payment amount per security would be equal to the face amount of $1,000 plus a positive return equal to the lesser of:

(i)       $1,000 × index return × upside participation rate

$1,000 × 50.00% × 125.00%

= $625.00; and

(ii)       the maximum return of $205.00

On the stated maturity date you would receive $1,205.00 per security, which is the maximum maturity payment amount.

In addition to limiting your return on the securities, the maximum return limits the positive effect of the upside participation rate. If the ending level is greater than the starting level, you will participate in the performance of the Index at a rate of 125% up to a certain point. However, the effect of the upside participation rate will be progressively reduced for ending levels that are greater than 116.40% of the starting level (assuming a maximum return of 20.50% or $205.00 per security, the lowest possible maximum return that may be determined on the pricing date) since your return on the securities for any ending level greater than 116.40% of the starting level will be limited to the maximum return.

PRS-14

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the S&P 500® Index due March 4, 2024

Example 3. The level of the Index decreases by 5% from the starting level to the ending level. The maturity payment amount is equal to the face amount:

S&P 500® Index
Hypothetical starting level:	100.00
Hypothetical ending level:	95.00
Hypothetical threshold level:	90.00
Hypothetical index return (ending level – starting level)/starting level:	-5.00%

Because the hypothetical ending level is less than the hypothetical starting level, but not by more than the buffer amount, you would not lose any of the face amount of your securities.

On the stated maturity date you would receive $1,000.00 per security.

Example 4. The level of the Index decreases by 50% from the starting level to the ending level. The maturity payment amount is less than the face amount:

S&P 500® Index
Hypothetical starting level:	100.00
Hypothetical ending level:	50.00
Hypothetical threshold level:	90.00
Hypothetical index return (ending level – starting level)/starting level:	-50.00%

Because the hypothetical ending level is less than the hypothetical starting level by more than the buffer amount, you would lose a portion of the face amount of your securities and receive a maturity payment amount equal to:

$1,000 + [$1,000 × (index return + buffer amount)]

$1,000 + [ $1,000 × (-50.00% + 10%)]

= $600.00

On the stated maturity date you would receive $600.00 per security.

PRS-15

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the S&P 500® Index due March 4, 2024

The S&P 500® Index

The S&P 500® Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. See “The Reference Indices—The S&P Dow Jones Indices—The S&P U.S. Indices—The S&P 500® Index” in the accompanying underlying supplement for additional information about the S&P 500® Index.

Historical Information

We obtained the closing levels of the Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the Index for the period from January 3, 2017 to July 25, 2022. The closing level on July 25, 2022 was 3966.84. The historical performance of the Index should not be taken as an indication of the future performance of the Index during the term of the securities.

PRS-16

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the S&P 500® Index due March 4, 2024

United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “United States Federal Tax Considerations.”

There are no statutory, judicial or administrative authorities that address the U.S. federal income tax treatment of the securities or instruments that are similar to the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, a security should be treated as a prepaid financial contract that is an “open transaction” for U.S. federal income tax purposes. However, there is uncertainty regarding this treatment. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the Trade Date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or other disposition.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the IRS could treat the securities as contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, could be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions in the next paragraph and in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “United States Federal Tax Considerations—FATCA” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2023 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the Trade Date for the securities and it is possible that the securities will be subject to withholding tax under Section 871(m) based on circumstances on that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

PRS-17

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the S&P 500® Index due March 4, 2024

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-18

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the S&P 500® Index due March 4, 2024

Appendix

The material included in this Appendix was prepared by WFS and will be distributed to investors in connection with the offering of the securities described in this pricing supplement. This material does not constitute terms of the securities. Instead, the securities will have the terms specified in the prospectus, the prospectus supplement, the product supplement and the underlying supplement, as supplemented or superseded by this pricing supplement.

PRS-19

Market Linked Securities

Upside Participation to a Cap and Fixed Percentage Buffered Downside

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of
Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

MARKET LINKED SECURITIES WITH UPSIDE PARTICIPATION TO A CAP AND FIXED PERCENTAGE BUFFERED DOWNSIDE ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

Market Linked Securities with Upside Participation to a Cap and Fixed Percentage Buffered Downside have complex features and are not appropriate for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Securities with Upside Participation to a Cap and Fixed Percentage Buffered Downside

Market Linked Securities with Upside Participation to a Cap and Fixed Percentage Buffered Downside (“these Market Linked Securities”) offer a return linked to the performance of a market measure, such as an index, exchange-traded fund or a basket of indices or exchange-traded funds (the “underlying”). In contrast to a direct investment in the underlying, these Market Linked Securities provide a buffer against a moderate decline of the underlying as well as the potential for a positive return at maturity by participating in any appreciation of the underlying (on an unleveraged or leveraged basis), subject to a specified maximum return. However, if the underlying declines in value by more than the buffer, you could incur a substantial loss on your investment. If the issuer defaults on its payment obligations, you could lose your entire investment.

These Market Linked Securities are designed for investors who seek exposure to any positive performance of an underlying and a measure of market risk reduction if the underlying declines. In exchange for these features, you must be willing to forgo interest payments, dividends (in the case of equity underlyings) and participation in any appreciation of the underlying beyond the maximum return. You must also be willing to accept the possibility of downside exposure to any decline of the underlying beyond the buffer. The buffer applies only if you hold these Market Linked Securities at maturity.

These Market Linked Securities are unsecured debt obligations of the issuer. You will have no ability to pursue the underlying or any assets included in the underlying for payment.

A-2 | Market Linked Securities ─ Upside Participation to a Cap and Fixed Percentage Buffered Downside

Direct investment payoff

For traditional assets, such as stocks, there is a direct relationship between the change in the level of the asset and the return on the investment. For example, as the graph indicates, suppose you bought shares of a common stock at $100 per share. If you sold the shares at $120 each, the return on the investment (excluding any dividend payments) would be $20 per share, or 20%. Similarly, if you sold the shares after the price decreased to $80 (i.e., a decline of 20%), this would result in a 20% investment loss (excluding dividends).

The charts in this section do not reflect forgone dividend payments.

A-3 | Market Linked Securities ─ Upside Participation to a Cap and Fixed Percentage Buffered Downside

Market Linked Securities with Upside Participation to a Cap and Fixed Percentage Buffered Downside

These Market Linked Securities offer a return that is linked to the performance of an underlying but that differs from the return that would be achieved on a direct investment in the underlying. The return at maturity is based on the performance of an underlying as measured from a specified starting level to the closing level of the underlying on a calculation day shortly before maturity (the ending level). If the ending level of the underlying is greater than the starting level, you will receive a payment at maturity equal to the original offering price plus a return equal to the lesser of (i) the percentage increase in the underlying from the starting level to the ending level multiplied by a specified participation rate and (ii) the maximum return. If the ending level of the underlying is less than or equal to the starting level but greater than or equal to the threshold level (i.e., the underlying has not declined by more than the buffer), you will receive a payment at maturity equal to the original offering price. However, if the ending level of the underlying is less than the threshold level (i.e., the underlying has declined by more than the buffer), you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the level of the underlying in excess of the buffer. Under these circumstances, you could incur a substantial loss on your investment.

To understand how these Market Linked Securities would perform under varying market conditions, consider a hypothetical Market Linked Security with the following terms:

•	Participation rate: 100%. A participation rate determines how much of the appreciation of the underlying (if any) will be reflected in the payment at maturity on these Market Linked Securities, subject to the maximum return described below. A participation rate of 100% means that if the underlying appreciates from its starting level to its ending level, you will receive a total return at maturity equal to 100% of that appreciation, subject to the maximum return described below. For example, if the underlying appreciates by 10%, you will receive a total return at maturity of 10% (which is 100% of 10%). For some issuances of these Market Linked Securities, the participation rate may be greater than 100%, in which case you will participate on a leveraged basis in any appreciation of the underlying from its starting level to its ending level, subject to the maximum return described below. For example, if the participation rate is 110% and the underlying appreciates by 10%, you will receive a total return at maturity of 11% (which is 110% of 10%).

•	Maximum return: 30%. A maximum return effectively sets a ceiling above which the investor will not participate in further appreciation of the market measure. A maximum return of 30% means that the investor will not receive a positive return of more than 30% of the original offering price of these Market Linked Securities at maturity even if the market measure appreciates by more than 30%. This results in a maximum payment at maturity of 130% of the original offering price. Note that the maximum return effectively reduces the participation rate in scenarios where the participation rate multiplied by the appreciation of the underlying would exceed the maximum return.

•	Buffer: 20%. The buffer offers a measure of downside market risk reduction at maturity as compared to a direct investment in the underlying. A 20% fixed buffer means that you will be repaid the original offering price at maturity if the underlying declines by 20% or less from the starting level to the ending level – in other words, if the ending level is greater than or equal to a threshold level that is equal to 80% of the starting level. However, if the underlying declines by more than 20%, so that the ending level is less than the threshold level, you will incur a loss equal to the percentage decline of the underlying in excess of 20%. For example, if the underlying declines by 30%, the percentage decline of 30% will exceed the 20% buffer by 10% and you will incur a 10% loss at maturity.

A-4 | Market Linked Securities ─ Upside Participation to a Cap and Fixed Percentage Buffered Downside

This information, including the graph to the right, is hypothetical and is provided for informational purposes only. It is not intended to represent any specific return, yield, or investment, nor is it indicative of future results. The graph illustrates the payoff on the hypothetical Market Linked Securities with Upside Participation to a Cap and Fixed Percentage Buffered Downside described above for a range of percentage changes in the underlying from the starting level to the ending level.

This hypothetical Market Linked Security could outperform the underlying if the ending level of the underlying has declined from the starting level. Note that, because the value of the underlying does not incorporate dividends paid on the underlying, the return on these Market Linked Securities does not compensate you for any dividends paid on the underlying. All payments on these Market Linked Securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue the underlying or any assets included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

A-5 | Market Linked Securities ─ Upside Participation to a Cap and Fixed Percentage Buffered Downside

Determining payment at maturity

The diagram below illustrates how the cash payment on the stated maturity date for this hypothetical Market Linked Security would be calculated. The diagram below assumes an original offering price of $1,000 per security.

Estimated value of Market Linked Securities with Upside Participation to a Cap and Fixed Percentage Buffered Downside

The original offering price of these Market Linked Securities will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Securities on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.

The issuer will disclose the estimated value of these Market Linked Securities in the applicable pricing supplement. The estimated value of these Market Linked Securities will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on these Market Linked Securities, which combination consists of a non-interest bearing, fixed-income bond and one or more derivative instruments underlying the economic terms of these Market Linked Securities. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Securities and how it is determined.

A-6 | Market Linked Securities ─ Upside Participation to a Cap and Fixed Percentage Buffered Downside

Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents and consider several factors before making an investment decision.

An investment in these Market Linked Securities may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, at maturity, you may incur a loss on your investment, and you will forgo interest payments, dividend payments (in the case of equity underlyings), and any return in excess of the applicable maximum return.

These Market Linked Securities are not appropriate for all investors, but may be appropriate for investors aiming to:

•	Supplement their existing investments with the return profile provided by these Market Linked Securities

•	Receive a buffer against a moderate decline in the underlying

•	Obtain exposure to an underlying with a different risk/return profile than a direct investment in that underlying

•	Seek the potential to outperform the underlying in a declining market or, if the participation rate is sufficiently greater than 100%, the potential to outperform the underlying in a low to moderately appreciating market

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Securities. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Securities are right for you.

•	Are you comfortable with the potential loss of a significant portion of your initial investment as a result of a percentage decline of the underlying that exceeds the buffer?

•	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity?

•	Does protection against moderate market declines take precedence for you over uncapped returns, dividend payments, or fixed returns?

•	What is your outlook on the market? How confident are you in your portfolio’s ability to weather a market decline?

•	What is your sensitivity to the tax treatment for your investments?

•	Are you dependent on your investments for current income?

•	Are you willing to accept the credit risk of the applicable issuer in order to obtain the exposure to the underlying that these Market Linked Securities provide?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate given your financial situation, investment goals, and risk profile.

A-7 | Market Linked Securities ─ Upside Participation to a Cap and Fixed Percentage Buffered Downside

General risks and investment considerations

These Market Linked Securities have complex features and are not appropriate for all investors. They involve a variety of risks and may be linked to a variety of different underlyings. Each of these Market Linked Securities and each underlying will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Securities, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Securities:

•	Principal and performance risk. These Market Linked Securities are not structured to repay your full original offering price on the stated maturity date. If the ending level has declined from the starting level by more than the buffer, the payment you receive at maturity will be less than the original offering price of these Market Linked Securities and you may incur a substantial loss on your investment.

•	Limited upside. These Market Linked Securities are subject to a maximum return, which will limit your return potential. Because of the maximum return, the return you receive at maturity on these Market Linked Securities may be lower than the return you could have achieved on a direct investment in the market measure. Furthermore, the effect of the participation rate will be progressively reduced for all ending levels exceeding the ending level at which the maximum return is reached.

•	Liquidity risk. These Market Linked Securities are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Securities are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Securities. Accordingly, you may be unable to sell your Market Linked Securities prior to their maturity date. If you choose to sell these Market Linked Securities prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.

•	Market value uncertain. These Market Linked Securities are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Securities prior to maturity will be affected by numerous factors, such as performance, volatility, and dividend rate, if applicable, of the underlying; interest rates; the time remaining to maturity; the correlation among basket components, if applicable; and the applicable issuer’s creditworthiness. Wells Fargo Securities anticipates that the value of these Market Linked Securities will always be at a discount to the original offering price plus the maximum return.

•	Costs to investors. The original offering price of these Market Linked Securities will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Securities and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for these Market Linked Securities, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Securities is likely to be less than the original offering price.

•	Credit risk. Any investment in these Market Linked Securities is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue the underlying or any assets included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Securities prior to maturity.

•	No periodic interest or dividend payments. These Market Linked Securities do not typically provide periodic interest. These Market Linked Securities linked to equity underlyings do not provide for a pass through of any dividend paid on the equity underlyings.

•	Estimated value considerations. The estimated value of these Market Linked Securities that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps

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materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy these Market Linked Securities from you at any time after issuance.

•	Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities or one of their respective affiliates may engage in business with companies whose securities are included in the underlying, or may publish research on such companies or the underlying. In addition, the applicable issuer, Wells Fargo Securities or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Securities. Finally, the estimated value of these Market Linked Securities may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.

•	Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities or one of their respective affiliates could affect the underlying or the value of these Market Linked Securities.

•	Basket risk. If the underlying is a basket, the basket components may offset each other. Any appreciation of one or more basket components may be moderated, wholly offset, or more than offset, by depreciation of one or more other basket components.

•	ETF risk. If the underlying is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Securities linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.

•	Index risk. If the underlying is an index, or an ETF that tracks an index, your return on these Market Linked Securities may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Securities will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, these Market Linked Securities will be subject to currency exchange rate risk in addition to the other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.

•	Commodity risk. These Market Linked Securities linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to you. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.

•	Currency risk. These Market Linked Securities linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.

•	Bond risk. These Market Linked Securities linked to bond indices or exchange-traded funds that are comprised of specific types of bonds with different maturities and qualities will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generally decline.

•	Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. federal tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction.

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Always read the preliminary pricing supplement and other related offering documents.

These Market Linked Securities are offered with the attached preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about these Market Linked Securities and the structures currently available for investment, contact your financial advisor, who can advise you of whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

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